UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

FERMAVIR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

420 Lexington Avenue, Suite 445
New York, New York 10170

(Address of Principal Executive Offices)

(212) 413-0802

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 9, 2007, FermaVir Pharmaceuticals, Inc. (“FermaVir”) entered into a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Inhibitex, Inc. (“Inhibitex”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, FermaVir will merge with and into Frost Acquisition Corp., a wholly-owned subsidiary of Inhibitex (the “Merger”). As a result of the Merger, FermaVir will become a wholly-owned subsidiary of Inhibitex and each outstanding share of FermaVir common stock will be converted into the right to receive 0.55 of one share of Inhibitex common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement at closing, Inhibitex will issue, and FermaVir stockholders will receive in a tax-free exchange, shares of Inhibitex common stock such that FermaVir stockholders will own approximately 27 percent of the combined company on a pro forma basis and Inhibitex stockholders will continue to own approximately 73 percent. Consummation of the Merger is subject to customary closing conditions, including approval by the stockholders of Inhibitex and FermaVir, respectively. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In accordance with the terms of the Merger Agreement, two Voting Agreements were entered into as of April 9, 2007: one between Inhibitex and certain stockholders of FermaVir who hold in the aggregate approximately 32% of the outstanding voting stock of FermaVir, the form of which is attached hereto as Exhibit 2.2, and one between FermaVir and certain stockholders of Inhibitex who hold in the aggregate approximately 34% of the outstanding voting stock of Inhibitex, the form of which is attached hereto as Exhibit 2.3. The Voting Agreements place certain restrictions on the transfer of the shares of Inhibitex and FermaVir held by the respective signatory stockholders and effect covenants on the voting of such shares in favor of approving the issuance of shares by Inhibitex or the Merger, as the case may be, and against any actions that could adversely affect consummation of the Merger. The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the Voting Agreements.

In connection with the Merger, FermaVir and Inhibitex entered into a Note Purchase Agreement dated April 9, 2007 pursuant to which Inhibitex has agreed to purchase from FermaVir senior secured promissory notes (the “Notes”) in the aggregate principal amount of up to $1,500,000.  The Notes shall be sold by FermaVir and purchased by Inhibitex initially on April 16, 2007 in the aggregate principal amount of $750,000 in Notes, an additional aggregate principal amount of $500,000 in Notes on July 9, 2007 and a final additional aggregate amount of $250,000 in Notes on August 9, 2007.

The Notes bear interest at 12% per annum and are due upon the earliest to occur of (a) December 31, 2007, (b) ninety (90) days after the termination of the Merger Agreement by Inhibitex pursuant to certain termination provisions in the Merger Agreement, (c) one hundred twenty (120) days after the termination of the Merger Agreement by FermaVir pursuant to certain termination provisions in the Merger Agreement and (d) the consummation of an Acquisition Proposal (as defined in the Merger Agreement) other than the one contemplated by the Merger Agreement after termination of the Merger Agreement by Inhibitex pursuant to the Merger Agreement.  FermaVir must comply with certain covenants with respect to the operation of its business so long as any amounts due under the Notes are outstanding, which include a prohibition on incurring additional debt or liens without the consent of the holders of the Notes.  The payment obligations under the Notes accelerate if payments under the Notes are not made when due or upon the occurrence of other defaults described in the Note Purchase Agreement.  FermaVir may redeem the outstanding Notes at its option at any time in an amount equal to 100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest.

Pursuant to a Security Agreement dated April 9, 2007, FermaVir and its subsidiary granted to Inhibitex a security interest in all assets of FermaVir and its subsidiary to secure the Notes.  A copy of each of the Note Purchase Agreement, Security Agreement and form of 12% Senior Secured Note is filed herewith as Exhibits 10.1, 10.2 and 4.1, respectively, and each is incorporated herein by reference.  The foregoing description of the Note Purchase Agreement, Security Agreement and form of 12% Senior Secured Note is qualified in its entirety by reference to the full text of the Note Purchase Agreement, Security Agreement and form of 12% Senior Secured Note.

In connection with the Merger, certain holders of warrants to purchase an aggregate 8,403,782 shares of FermaVir’s common stock agreed in a Warrant Standstill Agreement dated April 3, 2007 to not exercise such warrants from the date of the Merger Agreement until the completion of the transactions contemplated under the Merger Agreement.  A copy of the form of Warrant Standstill Agreement is filed herewith as Exhibit 2.4 and incorporated herein by reference.  The foregoing description of the Warrant Standstill Agreement is qualified in its entirety by reference to the full text of the Warrant Standstill Agreement.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Inhibitex and Fermavir intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Inhibitex and FermaVir are urged to read these materials when they become available because they will contain important information about Inhibitex, FermaVir and the Merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Inhibitex and FermaVir with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov . In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Inhibitex by directing a written request to: Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, GA 30004, Attention: Investor Relations; and documents filed with the SEC by FermaVir by directing a written request to FermaVir Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 445, New York, N.Y. 10170, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in the Solicitation

Inhibitex and FermaVir and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Inhibitex and FermaVir in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Inhibitex is also included in Inhibitex’s Annual Report on Form 10-K for year ended December 31, 2005 and in its proxy statement for its 2006 annual meeting of stockholders. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Inhibitex at the address set forth above. Additional information regarding the directors and executive officers of FermaVir is also included in FermaVir’s Annual Report on Form 10-KSB, as amended, for the year ended April 30, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at FermaVir at the address set forth above.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, FermaVir amended outstanding stock options to acquire an aggregate 378,000 shares of FermaVir’s common stock held by all of FermaVir’s current directors, except Geoffrey W. Henson.  Such stock options shall be 100% vested as of the date of the Merger Agreement and the exercise period of such options have been modified to state that the exercise period shall expire upon the earlier of (i) three (3) years following the Effective Time of the Merger and (ii) September 24, 2015; provided that the exercise period with respect to options held by Chris McGuigan and Gabriele Cerrone were modified to state that the exercise period shall expire upon the earlier of  (i) three (3) years after their service to Inhibitex terminates and (ii) September 24, 2015.  In addition, Messrs. Cerrone and McGuigan have agreed to waive any stock options to which they would be entitled as directors of Inhibitex.  The form of Amendment to Option Agreement to be entered into by the current directors of FermaVir who are to be appointed to serve on Inhibitex’s Board of Directors pursuant to the Merger Agreement is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits.
	2.1	Agreement and Plan of Merger and Reorganization dated as of April 9, 2007 among Inhibitex, Inc., FermaVir Pharmaceuticals, Inc. and Frost Acquisition, Inc.
	2.2	Form of Company Voting Agreement dated as of April 9, 2007 by and between Inhibitex, Inc. and certain stockholders of FermaVir, Inc.
	2.3	Form of Parent Voting Agreement dated as of April 9, 2007 by and between FermaVir Pharmaceuticals, Inc. and certain stockholders of Inhibitex, Inc.

2.4	Form of Warrant Standstill Agreement dated as of April 3, 2007 between certain warrantholders of FermaVir Pharmaceuticals, Inc. and FermaVir Pharmaceuticals, Inc.
4.1	Form of 12% Senior Secured Promissory Note.
10.1	Note Purchase Agreement by and between FermaVir Pharmaceuticals, Inc. and Inhibitex, Inc. dated as of April 9, 2007.
10.2	Security Agreement dated as of April 9, 2007 by FermaVir Pharmaceuticals, Inc. and FermaVir Research, Inc. and Inhibitex, Inc.
10.3	Form of Amendment to Option Agreement dated as of April 9, 2007 by and between certain directors of FermaVir Pharmaceuticals, Inc. and FermaVir Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2007

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson, Ph.D.
Chief Executive Officer